Exhibit 10.18

FIRST AMENDMENT TO THE
USAIR, INC.
SUPPLEMENTAL EXECUTIVE DEFINED CONTRIBUTION PLAN

     WHEREAS, US Airways, Inc. (formerly know as USAir, Inc. and referred to herein as the "Company") maintains the USAir, Inc. Supplemental Executive Defined Contribution Plan (the "Plan"); and

     WHEREAS, Article 7 of the Plan provides that the Human Resources Committee (formerly known as the Compensation and Benefits Committee and referred to herein as the "Committee") may amend the Plan from time to time, subject to the limitations therein; and

     WHEREAS, the Company desires to amend the Plan as provided herein.

     NOW THEREFORE, the Plan is hereby amended effective September 19, 2000 as follows:

          Any term which is not defined below shall have the meaning set forth in the Plan.

          1.  The name of the Plan is hereby changed to the "US Airways, Inc. Supplemental Executive Defined Contribution Plan," and all references in the Plan to "USAir, Inc." are hereby changed to "US Airways, Inc."

          2.  The definition of "Committee" as set forth in Section 2.1 is hereby amended in its entirety to provide as follows:

              "Committee" means the Human Resources Committee of the Board.

          3.  Section 7.3 of the Plan is hereby amended by deleting the last sentence thereof and inserting the following in lieu thereof:

                For purposes of this Section 7.3, the term "change of control" shall have the meaning assigned thereto in the US Airways Group, Inc. Long Term Incentive Plan, as amended and restated.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.

US AIRWAYS, INC.

By: /s/ Michelle V. Bryan
Name: Michelle V. Bryan Title: Senior Vice President Human Resources